EXHIBIT

                                      ABCD
                                $615MM AMAC 03-7
                           WHOLE LOAN 15YR FIXED-RATE

GWAC                                5.208%            +/- 20bps

Pass-Through                        4.75%

WAM                                 178      +/- 2 months

California                          40%       approx

WA LTV                              57%      approx.

WA Loan Size                        $502k    approx.

WA FICO                             749%     approx.

Owner Occ.                          96%      approx.

Cash-Out Refi                       15%      approx.

AAA Ratings                         2 of 3 (S&P, Fitch, or Moodys)


Estimated Subordination Level       1.25%    approx.

Settlement Date                     June 30th 2003



                            ALL NUMBERS APPROXIMATE.
                    ALL TRANCHES SUBJECT TO 5% SIZE VARIANCE.

The information herein has been provided solely by UBS Warburg LLC.. Neither the issuer of certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the information herein. The information herein is preliminary, and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission. The information contained herein will be superseded by the Description of the Mortgage Pool contained in the Prospectus Supplement relating to the Certificates and supersedes all information contained in any collateral term sheets relating to the mortgage pool previously provided by UBS Warburg LLC.